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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8 - K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 07, 2000

                            HOUGHTON MIFFLIN COMPANY
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               (Exact name of registrant as specified in charter)

       Massachusetts                1-5406                       04-1456030
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(State or other jurisdiction     (Commission                  (IRS Employer
of incorporation)                File Number)               Identification No.)


222 Berkeley Street, Boston, Massachusetts                    02116
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(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (617) 351-5000

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                                       N/A
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         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

The following press releases were issued on September 07, 2000.



                    HOUGHTON MIFFLIN COMPANY, SYLVAN VENTURES
              AND INCEPTION CAPITAL ANNOUNCE $30 MILLION INVESTMENT
                  FOR THE FORMATION OF CLASSWELL LEARNING GROUP

              --A one-stop online resource for pre-K-12 teachers--


BOSTON, MA (September 7, 2000) -- Houghton Mifflin Company (NYSE: HTN), Sylvan Ventures, a subsidiary of Sylvan Learning Systems, Inc. (NASDAQ: SLVN), and Inception Capital today announced the formation of Classwell Learning Group, a groundbreaking online education company to provide pre-K-12 teachers with new teaching and learning resources to meet their individual classroom needs and those of their students.

For educators, Classwell will seamlessly integrate the three key elements of standards-based education --- assessment, instruction and teacher training --- providing tools, content and services all at one site.

Houghton Mifflin is a leading publisher of textbooks, instructional technology, assessments and other educational materials for elementary and secondary schools and colleges. Sylvan Ventures develops and invests in educational technology companies. Houghton Mifflin and Sylvan combine the strength of their brands, premium content and proven educational services in forming Classwell. Together with Inception Capital, which invests in and supports e-commerce companies born out of existing organizations, they are providing $30.4 million in funding for the new venture.

"Houghton Mifflin and Sylvan are names teachers know and trust," said Nader F. Darehshori, Chairman, President and Chief Executive Officer of Houghton Mifflin Company. "As the sponsors of Classwell, we plan to create a service for teachers that is easy to use, directly supports their core curriculum and saves them time."

"Classwell fits with Houghton Mifflin's long-standing growth strategy of actively pursuing partnerships that extend our brands beyond traditional channels and bring us new expertise. Classwell will give us a further outlet for our proven instructional materials as well as complement core businesses," said Darehshori.

Classwell will benefit from Houghton Mifflin's content resources and expertise in developing curriculum. Houghton Mifflin will license educational content to Classwell to adapt and distribute online. Classwell will also draw on Sylvan's properties and services to provide professional development for teachers, program training and implementation, online management systems for attendance and grade reporting, and a messaging link among teachers, students and parents.

Sylvan Ventures and Inception Capital will invest $15.9 million and $7.5 million for fully diluted ownership stakes in the company of 32% and 16% respectively. Houghton Mifflin will invest $7 million of cash and other assets valued at $8.8 million for ownership of 32%.

"The launch of Classwell Learning Group marks an important initiative between recognized, industry leaders in the content, educational services and capital investment arenas. Focused squarely on supporting pre-K-12 teachers, Classwell will be the first company to fully integrate digital content and technology for schools in one site," said Chris Hoehn-Saric, Chairman and Chief Executive Officer of Sylvan Ventures. "Classwell is a platform investment for Sylvan Ventures in the pre-K-12 space, with tremendous synergies for current as well as future Sylvan Ventures' and Sylvan Learning Systems' operating companies."

Classwell, unlike its competitors, will draw from other educational content and services partners to provide teachers access to the brands they have come to know and trust.

"Classwell will change teachers' lives. Every day teachers are asked to assume more responsibility for the success of their students while at the same time meet the student's individual needs. Yet they haven't


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been given the tools to do it," said David Cappellucci, President and CEO of
Classwell Learning Group. "When you save teachers time, they have more time to spend with students individually. When you give teachers the right tools, they can provide individualized instruction to students. Classwell gives teachers the time and the tools."

Cappellucci, formerly with Houghton Mifflin, will lead a management team with extensive educational publishing and technology experience. Cappellucci has nearly 20 years of management, finance, strategy and new business development experience in the education industry.

"Inception's mission is specifically to work at the intersection of the new economy and strong established businesses," said Leo Hermacinski, Co-Founder of Inception Capital. "I can think of no better example of the power of working in this space than Classwell and its partners. We look forward to helping David and his team realize all the success available to them."

Additional partnerships will be formally announced this fall. Classwell's services will be available at WWW.CLASSWELL.COM in January 2001.

Partners Background

Houghton Mifflin Company

Houghton Mifflin is a leading publisher of textbooks, instructional technology, assessments and other educational materials for elementary and secondary schools and colleges. The Company also publishes an extensive line of reference works and fiction and non-fiction for adults and young readers. The Company's Internet site can be found at WWW.HMCO.COM.

Sylvan Ventures

Founded in February 2000, Sylvan Ventures develops and invests in educational technology companies, providing them with access to the brands, content and resources of its parent company Sylvan Learning Systems, Inc. (NASDAQ: SLVN), one of the world's leading providers of educational services to families, schools and industry with over 2,000 tutoring, training and learning centers around the world. For more information, visit WWW.SYLVANVENTURES.COM.

Sylvan Learning Systems, Inc.

Sylvan Learning Systems, Inc. (WWW.SYLVAN.NET) is the leading provider of educational services to families, schools and industry. The Sylvan Learning Centers and Contract Education Services divisions provide personalized instruction services to K-12 students through direct consumer relationships and under contract to school systems. Sylvan provides courses to adult students throughout the world in the areas of English language, teacher training and accredited university offerings through the Wall Street Institute/ASPECT, Canter and Sylvan International Universities subsidiaries. Through its affiliate, Caliber Learning Network, Inc., Sylvan also has the ability to distribute world-class adult professional education and training programs.

Inception Capital

Inception Capital brings capital along with extensive business strategy and operations expertise to early-stage ventures while working with the management teams of existing (parent) companies to get these new organizations off the ground. Inception Capital portfolio companies gain significant advantages from investments and assets of the established corporations from which they emanated. Inception Capital investments will primarily be made in e-commerce, Internet infrastructure, digital content and media, business-to-business e-services and web-based software. The company's Web site address is WWW.INCEPTIONCAPITAL.COM.



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                       HOUGHTON MIFFLIN COMPANY ANNOUNCES
                     INVESTMENT IN CLASSWELL LEARNING GROUP


BOSTON, MA (September 7, 2000) -Houghton Mifflin Company (NYSE:HTN) today announced that together with Sylvan Ventures and Inception Capital, it has launched Classwell Learning Group, a groundbreaking online education company to provide K-12 teachers with new teaching and learning resources to meet their individual classroom needs and those of their students.

"Classwell fits with Houghton Mifflin's long-standing growth strategy of actively pursuing partnerships that extend our brands beyond traditional channels and bring us new expertise. Classwell will give us a further outlet for our proven instructional materials as well as complement core businesses," said Nader F. Darehshori, Chairman, President, and Chief Executive Officer of Houghton Mifflin.

Houghton Mifflin invested $7 million of cash plus other assets valued at $8.8 million, resulting in a 32% ownership stake in Classwell. Accounting for the investment on the equity method, Houghton Mifflin's share of Classwell's loss is expected to be $.08-$.10 per fully-diluted share in 2000 and $.25-$.28 per fully-diluted share in 2001.

"We regard this short-term dilution well worth the expected long-term returns from this venture," said Darehshori. "As Classwell succeeds, we expect the value of our investment to increase, creating value for Houghton Mifflin stockholders," Darehshori concluded.

Houghton Mifflin has the option to participate in subsequent financing rounds, the first of which is expected in 12-18 months.

Houghton Mifflin Company is a leading publisher of textbooks, instructional technology, assessments, and other educational materials for elementary and secondary schools and colleges. The Company also publishes an extensive line of reference works and fiction and nonfiction for adults and young readers. The Company's Internet site can be found at WWW.HMCO.COM.

"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
This report includes forward-looking statements which reflect Houghton Mifflin's current views about future events and financial performance. Words such as "believe," "expect," "anticipate," and other similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations, and we expressly do not undertake any duty to update forward-looking statements. These factors include, but are not limited to: (i) cost of development and market acceptance of educational and testing products and services; (ii) the seasonal and cyclical nature of educational sales; (iii) possible changes in funding in school systems throughout the nation, which may result in both cancellation of planned purchases of educational and testing products and services and shifts in timing of purchases;
(iv) changes in purchasing patterns in elementary and secondary school and college markets; (v) changes in the competitive environment, including those which could adversely affect selling expenses; (vi) regulatory changes which could affect the purchase of educational and testing products and services;
(vii) strength of the retail market for general-interest publications and market acceptance of newly-published titles and new electronic products; (viii) delays or unanticipated expenses in connection with development of new CAT products or establishment of CAT testing facilities; (ix) risks related to the operating and capital needs of companies in which we have invested, that could impair the value of such investments; and (x) other factors detailed from time to time in Houghton Mifflin's filings with the Securities and Exchange Commission.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 8th day of September, 2000.



                                           HOUGHTON MIFFLIN COMPANY

                                           By: /s/ Gail Deegan
                                              ---------------------------------
                                              Gail Deegan
                                              Executive Vice President and
                                              Chief Financial Officer



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